Exhibit 8.1

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

December 10, 2009

Freedom Group, Inc.

870 Remington Drive

Madison, North Carolina 27025-1776

Re: Registration Statement on Form S-1 (File No. 333-162595)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (File No. 333-162595), as amended (the “Registration Statement”), of Freedom Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on October 21, 2009, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”).  The Shares include an over-allotment option granted to the underwriters of the offering to purchase additional shares of common stock in the manner described in the Registration Statement.  We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement to be filed as an exhibit thereto.

We hereby confirm that the discussion of United States Federal income and estate tax matters contained in the prospectus (the “Prospectus”) forming part of the Registration Statement under the heading “Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders,” to the extent it states matters of law or legal conclusions and subject to the qualifications and limitations set forth therein, is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(8) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to United States Federal income and estate tax matters.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP